Core Scientific Prices Upsized $400 Million Convertible Senior Notes Offering
August 14, 2024
AUSTIN, Texas-- Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or the “Company”), a leader in digital infrastructure for bitcoin mining and high-performance computing, today announced the pricing of its offering of $400 million aggregate principal amount of 3.00% convertible senior notes due 2029 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $350 million aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on August 19, 2024, subject to customary closing conditions. Core Scientific also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $60 million principal amount of notes.
The notes will be senior, unsecured obligations of Core Scientific and will accrue interest at a rate of 3.00% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2025. The notes will mature on September 1, 2029, unless earlier repurchased, redeemed or converted. Before June 1, 2029, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after June 1, 2029, noteholders may convert their notes at any time at their election until the close of business on the scheduled trading day immediately before the maturity date. Core Scientific will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Core Scientific’s election. The initial conversion rate is 90.9256 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $11.00 per share of common stock. The initial conversion price represents a premium of approximately 30.0% over the last reported sale price of $8.46 per share of Core Scientific’s common stock on August 13, 2024. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.
The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Core Scientific’s option at any time, and from time to time, on or after September 7, 2027 and on or before the 20th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Core Scientific’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Core Scientific to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.
Core Scientific estimates that the net proceeds from the offering will be approximately $386.6 million (or approximately $445.0 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and Core Scientific’s estimated offering expenses. Core Scientific intends to use approximately $61.2 million of the net proceeds from the offering to repay in full the outstanding loans under its credit and guaranty agreement entered into on January 23, 2024 and approximately $150.0 million of the net proceeds to redeem all of its outstanding senior secured notes due 2028, in each case excluding accrued but unpaid interest. Core Scientific intends to use the remaining net proceeds from the offering for general corporate purposes, including working capital, operating expenses, capital expenditures, acquisitions of complementary businesses, or other repurchases of its securities.
The offer and sale of the notes and any shares of Core Scientific’s common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Core Scientific’s common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.
About Core Scientific
Core Scientific is a leader in digital infrastructure for bitcoin mining and high-performance computing. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining and high-performance computing customers at our eight operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”).
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “intend,” “will,” “expect,” “anticipate” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited to, statements regarding the expected closing of the offering and the intended use of the proceeds. Forward-looking statements represent Core Scientific’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Core Scientific’s common stock and risks relating to Core Scientific’s business, including those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). Core Scientific may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above.
These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the SEC, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements.
Investors:
ir@corescientific.com
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For Core Scientific
Joseph Sala / Mahmoud Siddig
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449